Exhibit 15.1

Report of Independent Registered Public Accounting Firm

on

Financial Statement Schedule

To the Board of Directors and shareholders of Xyratex Ltd:

Our audit of the consolidated financial statements referred to in our report dated February 19, 2007 appearing in the 2006 Annual Report on form 20-F of Xyratex Ltd also included an audit of the financial statement schedule listed in exhibit number 15.2 of this Form 20-F. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Southampton
England
February 19, 2007